UNITED STATES
                       Securities and Exchange Commission
                             Washington, D.C. 20549



                             ----------------------

                                    Form 8-K

              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                             ----------------------



         Date of Report (date of earliest event reported): June 28, 2002

                                 e resources inc
             (Exact Name of Registrant as Specified in its Charter)


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           Utah                        33-14065-D                87-0476117
(State of Incorporation)       (Commission File Number)        (IRS employer
                                                            identification no.)


                 3304 Yorktown Street, Sarasota, Florida, 34231
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

       Registrant's Telephone Number, Including Area Code: (941) 927-7571


                                                               Page 1 of 5 pages
                                                        Exhibit Index on page 5.


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

Item 1.  Changes in Control of Registrant.

           On June 28, 2002, e resources inc, a Utah corporation (the "Company") acquired certain assets (the "Assets") from KRC Communications, Inc., a Florida corporation ("KRC"). The acquisition was accomplished pursuant to an Asset Purchase Agreement entered into between the parties on June 28, 2002 (the "Purchase Agreement"), a copy of which is attached to this Form 8-K as Exhibit
10.1. In consideration for the Assets, the Company issued to certain persons and companies named in the Purchase Agreement, an aggregate of 83,000,000 shares of the Company's common stock, $.001 par value per share (the "Common Stock"). Immediately after the acquisition, the 83,000,000 shares of Common Stock issued by the Company in exchange for the Assets represented approximately 66% of the issued and outstanding shares of the Company's Common Stock, resulting in a change in control of the Company.

           Listed below are the names of the persons and companies who received shares of Common Stock pursuant to the Purchase Agreement, the number of shares of Common Stock received by each such person or company, and the percentage of the Company's Common Stock beneficially owned (directly or indirectly) by each such person or company:

Name of                        No. of shares of           % shares of Common
Shareholder                   Common Stock received     Stock beneficially owned
--------------------------------------------------------------------------------

Keith Roy Chrismon (1)                22,500,000                     18%
Kenneth W. Brand                      22,500,000                     18%
Steven W. Troyan                      22,500,000                     18%
Michael S. Delin                       3,000,000                      2%
Sharon Hetman                          5,000,000                      4%
Quandry, L.L.C. (2)                    3,750,000                      3%
Amber Run, L.L.C. (3)                  3,750,000                      3%
                                       ---------                     ---

TOTAL                                 83,000,000                     66%



(1)  Keith Roy Chrismon is the sole shareholder of KRC Communications, Inc.
(2) Quandry, L.L.C. is a Florida limited liability company. Holly M. Hawk may be deemed to be a beneficial owner of the shares of Common Stock owned by Quandry, L.L.C. because as the manager of Quandry, L.L.C., she has the power to direct the voting and disposition of such shares. Ms. Hawk, however, specifically disclaims beneficial ownership of all shares held by Quandry, L.L.C.
(3) Amber Run, L.L.C. is a Florida limited liability company. Troy H. Myers, Jr. may be deemed to be a beneficial owner of the shares of Common Stock owned by Amber Run, L.L.C. because as the manager of Amber Run, L.L.C., he has the power to direct the voting and disposition of such shares. Mr. Myers, however, specifically disclaims beneficial ownership of all shares held by Amber Run, L.L.C.

Item 2.  Acquisition or Disposition of Assets.

           As noted in Item 1 above, on June 28, 2002, the Company acquired certain Assets from KRC. The acquisition was accomplished pursuant to Purchase Agreement entered into between the parties on June 28, 2002, a copy of which is attached to this Form 8-K as Exhibit 10.1. The Assets acquired by the Company from KRC consist of (i) nine
(9) communications site agreements (collectively, the "Contracts"), which provide that the Company shall construct cellular communications towers for the parties to such Contracts, and (ii) certain business and intellectual property rights, including customer and supplier lists, trade secrets, and trade names. The consideration for the Assets was determined as a result of arms-length negotiations.


           The Company intends to change its business strategy and enter the cellular communications business by constructing wireless communications towers pursuant to the Contracts. The Company intends to hire independent contractors to construct the wireless communications towers. In connection with the acquisition of the Assets and the Company's change in business strategy, the Company intends to change its name and its trading symbol on the Over the Counter Bulletin Board, and move its corporate headquarters to Florida. Effective as of June 28, 2002, the Company's new corporate address is 3304 Yorktown Street, Sarasota, Florida 34231, and its new phone number is (941) 927-7571.

           The Company will also undergo a complete change in management. Effective immediately after the closing of the transactions contemplated by the Purchase Agreement, Christopher D. Curtis, Charles C. Cunningham, and R. Lee Matzig resigned their positions as members of the Company's Board of Directors, Mr. Matzig resigned as Chairman of the Board, and Mr. Curtis resigned from all officer positions he held with the Company and its subsidiaries. Prior to tendering their resignations, the members of the Company's Board of Directors took appropriate action to (i) increase the number of the Company's directors to five persons, and appoint the following persons directors and officers of the Company, to serve until the next annual meeting of the shareholders and the Board of Directors, respectively:

 Name                           Positions Held
 ----                           --------------

 Keith Roy Chrismon             Director, Chairman of the Board and President
 Kenneth W. Brand               Director and Chief Executive Officer
 Steven W. Troyan               Director and Vice President of Construction
 Sharon R. Hetman               Director and Secretary
 Michael S. Delin               Director, Chief Financial Officer and Treasurer


Effective immediately after the closing of the transactions contemplated by the Purchase Agreement, each of Mr. Curtis and Mr. Cunningham entered into termination agreements with the Company, terminating their respective employment agreements with the Company.

Item 5.  OTHER EVENTS

           On July 1, 2002, CareMart, Inc., a wholly-owned subsidiary of the Company that ceased operations in the first quarter of 2002 ("CareMart"), sold certain assets related to its former operations to Charles E. Cunningham ("C.E. Cunningham"), in exchange for the forgiveness of principal and interest outstanding on a promissory note in the approximate amount of $64,000 and cancellation of the remaining outstanding principal and interest under the promissory note. Additionally, as partial consideration for cancellation of the promissory note held by C.E.


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

Cunningham, the Company issued 1,000,000 shares of its Common Stock to C.E. Cunningham. C.E. Cunningham is related to Charles C. Cunningham, the Company's former President and a former member of the Company's Board of Directors.

           On July 1, 2002, the Company sold certain assets related to I'm On Air ("IOA"), a development project that is no longer being pursued by the Company, to GoVision, L.P. ("GoVision"), in exchange for the assumption by GoVision of certain outstanding Company debts in the amount of $10,000. Mr. Curtis, the former Chief Executive Officer and a former director of the Company, is the President and sole shareholder of GoVision's general partner Higa, Inc., and the sole limited partner of GoVision.

           In June 2002, the Company issued an aggregate of 10,039,776 shares of Common Stock to a limited number of accredited investors and employees listed below, in exchange for the cancellation by such persons of outstanding debt or accounts payable owed by the Company to such persons:

                                                                   No. Shares
          Name                                             Common Stock Received
          ----                                             ---------------------

  Amen Corner, L.P. (1)                                                1,046,592
  Edward F. Slavin                                                     1,046,592
  G. Patrick Kelvin                                                    1,046,592
  Christopher D. Curtis (2)                                            4,200,000
  R. Lee Matzig (3)                                                    1,200,000
  Richard Distler                                                        500,000
  Hallett & Perrin, P.C. (4)                                           1,000,000
                                                                       ---------
  Total                                                               10,039,776


(1) Amen Corner, L.P. is an affiliate of, and is controlled by, Christopher D. Curtis.
(2) Mr. Curtis is the Company's former Chief Executive Officer, and a former member of the Board of Directors.
(3) Mr. Matzig is the Company's former Chairman of the Board and a former member of the Board of Directors.
(4) Hallett & Perrin, P.C. is a shareholder of the Company and is the Company's legal counsel.

           In June 2002, the Company issued 2,900,000 shares of Common Stock to Mr. Curtis in lieu of $145,000 in deferred salary payments, and 2,500,000 shares of Common Stock to Mr. Cunningham in lieu of $125,000 in deferred salary payments, in exchange for the respective releases by Mr. Curtis and Mr. Cunningham of their respective claims for unpaid deferred compensation earned by them in fiscal 2000, 2001 and 2002.


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



Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

           (b)       Pro Forma Information

                     It is impracticable for the Company to file the pro forma financial information required by Item 2 at this time. The Company will file the required pro forma financial information within sixty (60) days of the due date of this Form 8-K.

           (c)       Exhibits

                     10.1 Asset Purchase Agreement dated June 28, 2002, by and between e resources inc, a Utah corporation, and KRC Communications, Inc., a Florida corporation.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              e resources inc

Date: July 2, 2002                        By: /s/Kenneth W. Brand
                                              ----------------------------------
                                                 Chief Executive Officer


                                          By: /s/Keith Roy Chrismon
                                              ----------------------------------
                                                 President



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